Filed Pursuant to Rule 424(b)(7)

File No. 333-219831

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	13,090,155	$16.00	$209,442,480	$26,076(1)

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Prospectus Supplement to Prospectus dated August 9, 2017

13,090,155 Shares

Milacron Holdings Corp.

Common Stock

The selling stockholders identified in this prospectus supplement are offering 13,090,155 shares of our common stock. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “MCRN.” The last reported sale of our common stock on the NYSE on November 15, 2017 was $16.50 per share.

Investing in our common stock involves substantial risk. See “Risk Factors” beginning on page S-3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriter has agreed to purchase shares of our common stock from the selling stockholders at a price of $16.00 per share, which will result in approximately $209.44 million of proceeds to the selling stockholders, before expenses. The underwriter may offer shares of our common stock purchased from the selling stockholders from time to time in one or more transactions on the NYSE, in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices. See “Underwriting”.

The underwriter is offering the shares of our common stock as set forth under “Underwriting”. The underwriter expects to deliver the shares against payment in New York, New York on or about November 21, 2017.

Credit Suisse

Prospectus supplement dated November 16, 2017

We are responsible for the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein as described herein and therein, and any free writing prospectus that we prepare and distribute. We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement is current only as of the date of the applicable document.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless otherwise stated in this prospectus, references to “we,” “our,” “us,” “Milacron” and the “Company” and similar terms refer to Milacron Holdings Corp. and its consolidated subsidiaries; references to “Milacron Holdings” refer to Milacron Holdings Corp.; and references to “Milacron LLC” refer to Milacron LLC, our wholly owned subsidiary.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of shares of our common stock and certain other matters relating to us, our business and prospects. The second part, the accompanying prospectus, contains and incorporates by reference important business and financial information about us, a description of our common stock and certain other information about us and this offering. This prospectus supplement and the accompanying prospectus are part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”), as a “well-known seasoned issuer” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

The information contained in this prospectus supplement may add, update or change information contained in the accompanying prospectus or in documents that we file or have filed with the SEC. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or documents incorporated by reference filed before the date of this prospectus supplement, the information in this prospectus supplement will supersede such information. Any statement modified or superseded by a statement made in a subsequently filed document that is incorporated or deemed to be incorporated by reference in this prospectus supplement will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in shares of our common stock. You should carefully read the entire prospectus supplement, the accompanying prospectus and the financial data and related notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to invest in shares of our common stock.

Company Overview

Milacron is a global leader in the manufacture, distribution and service of highly engineered and customized systems within the $27 billion plastic technology and processing industry. We are the only global company with a full-line product portfolio that includes hot runner systems, injection molding, blow molding and extrusion equipment. We maintain strong market positions across these products, as well as leading positions in process control systems, mold bases and components, maintenance, repair and operating (“MRO”) supplies and fluid technology.

Based on management estimates primarily based on industry surveys and publications from 2014, we believe Milacron is the #1 manufacturer and supplier of plastic processing technologies in North America on a consolidated basis across the industry’s primary plastic processing machinery applications based on sales, the #1 supplier to installed base worldwide based on sales, the #1 manufacturer and supplier of injection molding technologies in India based on sales, the #1 provider of hot runner systems in the Americas and Europe and the #2 provider of hot runner systems in Asia based on sales.

Milacron has strong brand recognition with products sold in over 100 countries across six continents and our established and market driven global footprint is well-positioned to benefit from continued robust industry growth in both developed and emerging markets. Our sales are geographically diversified with 54% in North America, 20% in Europe, 10% in China, 9% in India and 7% in the rest of the world for the year ended December 31, 2016. Our breadth of products, long history, and global reach have resulted in a large installed base of over 40,000 plastic processing machines and over 150,000 hot runner systems as of December 31, 2016.

Corporate Information

Milacron Holdings is a Delaware corporation. Milacron Holdings was incorporated on March 16, 2012. Our principal executive offices are located at 10200 Alliance Road, Suite 200, Cincinnati, Ohio 45242. Our telephone number at our principal executive offices is 513-487-5000. Our corporate website is www.milacron.com. The information that appears on our website is not part of, and is not incorporated into, this prospectus.

The Offering

Common stock offered by the selling stockholders	13,090,155 shares

Use of proceeds	We will not receive any of the proceeds from the sale of shares of our common stock in this offering.

Dividend policy	We do not anticipate paying any dividends on our common stock in the foreseeable future.

Risk factors	You should read carefully the information set forth under “Risk Factors” herein and in the accompanying prospectus for a discussion of factors that you should consider before deciding to invest in shares of our common stock.

NYSE symbol	“MCRN”

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should consider carefully the risks described below, together with the other information contained in this prospectus and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2016 and other filings we make with the SEC. We believe the risks described below and incorporated by reference herein are the risks that are material to us as of the date of this prospectus. If any of the following risks or the risks incorporated by reference herein occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Common Stock and this Offering

Our stock price might fluctuate significantly, which could cause the value of your investment in our common stock to decline, and you might not be able to resell your shares at a price at or above the public offering price.

Since our initial public offering in June 2015, the price of our common stock, as reported by the NYSE, has ranged from a low of $11.56 on February 3, 2016 to a high of $21.46 on September 17, 2015. In addition, securities markets worldwide have experienced, and are likely to continue to experience, significant price and volume fluctuations. This market volatility, as well as general economic, market or political conditions could reduce the market price of our common stock regardless of our results of operations. The trading price of our common stock is likely to be highly volatile and could be subject to wide price fluctuations in response to various factors, including, among other things, the risk factors described herein, and other factors beyond our control. Factors affecting the trading price of our common stock could include:

•	market conditions in the broader stock market;

•	actual or anticipated variations in our quarterly and annual financial and operating results and in our prospects;

•	variations in financial and operating results and prospects of similar companies;

•	introduction of new services or strategic actions, such as acquisitions or restructurings, by us, our competitors or our customers;

•	issuance of new, negative or changed securities analysts’ reports or recommendations or estimates;

•	investor perceptions of us and the industries in which we or our customers operate;

•	sales, or anticipated sales, of our stock, including sales by existing stockholders, and the termination or expiration of lock-up agreements with our management and stockholders;

•	additions or departures of key personnel;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	legal, regulatory or political developments;

•	stock-based compensation expense under applicable accounting standards;

•	litigation and governmental investigations; and

•	changing economic conditions in the United States and globally.

These and other factors may cause the market price and demand for shares of our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the company that issued the stock. Securities litigation against us, regardless of the merits or outcome, could result in substantial costs and divert the time and attention of our management from our business, which could significantly harm our business, profitability and reputation.

There may be sales of a substantial amount of our common stock after this offering by our current stockholders, and these sales could cause the price of our common stock to fall.

Sales of substantial amounts of our common stock in the public market after this offering, or the perception that such sales will occur, could adversely affect the market price of our common stock and make it difficult for us to raise funds through securities offerings in the future. As of September 30, 2017, there were 69,416,318 shares of our common stock outstanding, a large portion of which are freely tradeable without restriction under the Securities Act unless held by “affiliates,” as that term is defined in Rule 144 under the Securities Act. The remaining shares of common stock outstanding as of September 30, 2017 are restricted securities within the meaning of Rule 144 under the Securities Act, but will be eligible for resale subject, in certain cases, to applicable volume, means of sale, holding period and other limitations of Rule 144 or pursuant to an exception from registration under Rule 701 under the Securities Act.

In addition, as of September 30, 2017, we have 1,483,835 shares that are registered and reserved for issuance under our 2015 Equity Incentive Plan, which shares may be issued from time to time upon the vesting or exercise, as applicable, of various equity awards.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into it contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in or incorporated by reference in this prospectus supplement and the accompanying prospectus are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Examples of forward-looking statements include, but are not limited to, statements we make regarding (1) our belief that our cash and cash equivalents, cash flow from operations and borrowings under our senior secured asset-based revolving credit facility and other foreign lines of credit will provide us adequate cash to fund the operating needs, working capital, capital expenditure, debt service and other requirements for our business for the foreseeable future; (2) estimated capital expenditures for future periods; and (3) estimated cost savings and opportunities to drive margin improvements.

The forward-looking statements contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements, including the risks and uncertainties discussed in this prospectus supplement under the headings “Risk Factors” and in the documents we incorporate by reference. We believe these factors include, but are not limited to:

•	demand for our products being significantly affected by general economic conditions;

•	any decline in the use of plastic;

•	the competitiveness of the industries in which we operate and the financial resources of our competitors;

•	our ability to successfully develop and implement strategic initiatives to increase cost savings and improve operating margins;

•	increases in our cost structure, including the cost of raw materials, components and parts and any disruption in our supply chain;

•	unfavorable international political, regulatory, labor and tax conditions;

•	the rate of economic development and growth in emerging markets;

•	our exposure to currency translation risk and currency transaction risk;

•	our ability to develop new products and respond to technological changes in our industry;

•	the effect of business disruptions, security threats and security breaches;

•	our ability to adequately protect our intellectual property and proprietary rights;

•	our inability to convert backlog and open orders into revenue;

•	our inability to satisfy orders on a timely basis and maintain production at our facilities;

•	the failure of our products to perform and meet customer requirements or expectations;

•	potential responsibilities and costs under environmental laws;

•	work stoppages or unionization activities;

•	tax uncertainties and limits on our ability to use our net operating loss carryforwards;

•	downturns in the economy and disruptions in the financial and credit markets;

•	our ability to maintain and enhance our brand and reputation;

•	potential responsibilities and costs under anti-corruption statutes and U.S. regulations;

•	our substantial indebtedness;

•	significant operating and financial restrictions under our credit agreements and indentures;

•	risks related to our capital structure and ownership; and

•	other factors that are described in “Risk Factors” and in the documents we incorporate by reference.

Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. We caution you therefore against relying on these forward-looking statements.

Any forward-looking statement made by us in this prospectus supplement, the accompanying prospectus, and in the documents incorporated herein by reference speaks only as of the date on which we make it. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders in this offering.

MARKET PRICE OF OUR COMMON STOCK

Our common stock has been listed on the NYSE under the symbol “MCRN” since June 25, 2015. Prior to that time, there was no public market for our common stock. The following table sets forth for the periods indicated the high and low sale prices of our common stock on NYSE.

	High	Low
2015
Second Quarter (from June 25, 2015)	$20.44	$19.06
Third Quarter	$21.46	$14.28
Fourth Quarter	$19.07	$12.33
2016
First Quarter	$16.74	$11.56
Second Quarter	$18.50	$13.85
Third Quarter	$17.69	$13.52
Fourth Quarter	$19.32	$12.43
2017
First Quarter	$19.25	$15.93
Second Quarter	$19.45	$16.88
Third Quarter	$19.57	$15.09
Fourth Quarter (through November 15, 2017)	$18.88	$16.25

A recent reported closing price for our common stock is set forth on the cover page of this prospectus supplement. Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock. As of November 15, 2017, we had approximately 26 holders of record of our common stock. The actual number of stockholders is greater than this number of record holders, and includes stockholders who are beneficial owners but whose shares are held in street name by brokers and other nominees. The number of record holders also does not include stockholders whose shares may be held in trust by other entities.

DIVIDEND POLICY

We do not intend to pay cash dividends on our common stock in the foreseeable future. We are a holding company that does not conduct any business operations of our own. As a result, our ability to pay cash dividends on our common stock is dependent upon cash dividends and distributions and other transfers from our subsidiaries. The amounts available to us to pay cash dividends are restricted by our subsidiaries’ debt agreements. The declaration and payment of dividends also is subject to the discretion of our Board and depends on various factors, including our net earnings, financial condition, cash requirements, future prospects and other factors deemed relevant by our Board.

In addition, under Delaware law, our Board may declare dividends only to the extent of our surplus (which is defined as total assets at fair market value minus total liabilities, minus statutory capital) or, if there is no surplus, out of our net profits for the then current and/or immediately preceding fiscal year.

Any future determination to pay dividends will be at the discretion of our Board, and will take into account:

•	restrictions in our debt instruments, including our senior secured term loan facility due September 2023 (as amended) and our senior secured asset-based revolving credit facility;

•	general economic business conditions;

•	our financial condition, results of operations and cash flows;

•	the ability of our operating subsidiaries to pay dividends and make distributions to us;

•	legal restrictions; and

•	such other factors as our Board may deem relevant.

SELLING STOCKHOLDERS

The following table and footnote set forth information with respect to the beneficial ownership of our common stock as of September 30, 2017 by each of the selling stockholders and as adjusted to reflect the sale of the shares by the selling stockholders in this offering.

The percentage ownership information shown in the table below is based upon 69,416,318 shares of common stock outstanding as of September 30, 2017.

	Shares of common stock beneficially owned before this offering		Number of Shares Offered	Shares of common stock beneficially owned after this offering
Name	Number of shares	Percentage of shares		Number of shares	Percentage of shares
CCMP(1)	10,974,093	15.8%	10,974,093	0	0%
AIMCo(2)	2,116,062	3.0%	2,116,062	0	0%

(1)	Includes 9,683,401 shares of common stock held by CCMP Capital Investors II, L.P. (“CCMP Capital Investors”) and 1,290,692 shares of common stock held by CCMP Capital Investors (Cayman) II, L.P. (“CCMP Cayman,” and together with CCMP Capital Investors, the “CCMP Capital Funds”). The general partner of the CCMP Capital Funds is CCMP Capital Associates, L.P (“CCMP Capital Associates”). The general partner of CCMP Capital Associates is CCMP Capital Associates GP, LLC (“CCMP Capital Associates GP”). CCMP Capital Associates GP is wholly-owned by CCMP Capital, LP. The general partner of CCMP Capital, LP is CCMP Capital GP, LLC (“CCMP Capital GP”). CCMP Capital GP ultimately exercises voting and dispositive power over the shares held by the CCMP Capital Funds. Voting and disposition decisions at CCMP Capital GP with respect to such shares are made by a committee, the members of which are Greg Brenneman, Timothy Walsh and Christopher Behrens. Greg Brenneman is Executive Chairman and Timothy Walsh is President and Chief Executive Officer of CCMP. The address of each of Messrs. Brenneman and Walsh and each of the entities described above is c/o CCMP Capital Advisors, LP, 277 Park Avenue, New York, New York 10172, except the address of CCMP Cayman is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9005, Cayman Islands. Each of Messrs. Brenneman, Walsh and Behrens disclaims beneficial ownership of the shares held by the CCMP Capital Funds.
(2)	Comprises common stock owned by PE12GVPE (Talon) Ltd. and PE12PXPE (Talon) Ltd., all of which are directly or indirectly owned by entities advised and managed by Alberta Investment Management Corporation. The address for each of PE12GVPE (Talon) Ltd. and PE12GVPE (Talon) Ltd. is 1100—10830 Jasper Avenue, Edmonton, Alberta Canada, T5J 2B3.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS FOR

NON-U.S. HOLDERS

The following discussion summarizes material U.S. federal income and estate tax consequences to “non-U.S. holders” of ownership and disposition of our common stock, but does not purport to provide a complete analysis of all potential U.S. federal income tax and estate tax considerations relating thereto.

For purposes of the following discussion, a “non-U.S. holder” is a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	a foreign estate or trust.

You are not a non-U.S. holder if you are an alien individual present in the United States for 183 days or more in the taxable year of disposition, or in certain cases if you are a former U.S. citizen or former resident of the United States, in either of which cases you should consult your tax advisor regarding the U.S. federal income tax consequences of acquiring, owning or disposing of our common stock.

If an entity or arrangement treated as a partnership or other type of pass-through entity for U.S. federal income tax purposes owns our common stock, the tax treatment of a partner or beneficial owner of the entity may depend upon the status of the owner, the activities of the entity and certain determinations made at the partner or beneficial owner level. Partners and beneficial owners in partnerships or other pass-through entities that own our common stock should consult their own tax advisors as to the particular U.S. federal income and estate tax consequences applicable to them.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed U.S. Treasury regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein, which changes may have effect retroactively. This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to non-U.S. holders in light of their particular circumstances and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. Prospective non-U.S. holders should consult their tax advisors with respect to the particular tax consequences to them of acquiring, owning and disposing of our common stock, including the consequences under the laws of any state, local or foreign jurisdiction.

Distributions on Common Stock

We do not expect to pay any dividends on our common stock in the foreseeable future. If we do pay dividends on shares of our common stock, however, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of our current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces, but not below zero, a non-U.S. holder’s adjusted tax basis in shares of our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of our common stock. See “—Dispositions of Common Stock.”

Any dividend paid to a non-U.S. holder on our common stock will generally be subject to U.S. federal withholding tax at a 30% rate or a reduced rate specified by an applicable tax treaty. In order to obtain a reduced rate of withholding, a non-U.S. holder will be required to provide an Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E (or other applicable form) certifying its entitlement to benefits under such a treaty.

The withholding tax does not apply to dividends paid to a non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are “effectively connected” with the non-U.S. holder’s conduct of a trade or business within the United States. Instead, the dividends so treated as “effectively connected” will be generally subject to regular U.S. income tax as if the non-U.S. holder were a United States person, subject to such non-U.S. holder’s being eligible and qualifying for the benefits of an applicable tax treaty (if any) providing otherwise. In addition, in certain circumstances, if you are a foreign corporation you may be subject to a 30% (or, if an income tax treaty applies and you qualify for the benefits of such treaty, such lower rate as provided, if any) branch profits tax.

Dispositions of Common Stock

Subject to the discussion below on backup withholding and FATCA, gain realized by a non-U.S. holder on a sale, exchange or other disposition of our common stock generally will not be subject to U.S. federal income or withholding tax, unless:

•	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States, subject to the non-U.S. holder’s qualifying for and claiming the benefits of an applicable treaty providing otherwise, in which case the gain will be subject to U.S. federal income tax generally in the same manner as effectively connected dividend income as described above in “—Distributions on Common Stock”; or

•	we are or have been a U.S. real property holding corporation at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period of our common stock, whichever period is shorter, and either (i) our common stock has ceased to be “regularly traded” as defined by applicable U.S. Treasury regulations on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs or (ii) such non-U.S. holder owns, or has owned, at any time during the five-year period preceding the disposition or such non-U.S. holder’s holding period, whichever is shorter, actually or constructively, more than 5% of any class of our common stock that is publicly traded.

We believe that we are not, and we do not anticipate becoming, a U.S. real property holding corporation.

Backup Withholding and Information Reporting

Any dividends that are paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns also may be made available to the tax authorities of the jurisdiction in which the non-U.S. holder resides. Unless the non-U.S. holder is an “exempt recipient,” dividends paid on our common stock and the gross proceeds from a taxable disposition of our common stock may be subject to additional information reporting and may also be subject to U.S. federal backup withholding if such non-U.S. holder fails to comply with applicable U.S. information reporting and certification requirements.

Backup withholding is not an additional tax. Any amounts so withheld under the backup withholding rules may be refunded by the IRS or credited against the non-U.S. holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes

Sections 1471-1474 of the Code and the U.S. Treasury Regulations, rules or other guidance issued thereunder (including after the date hereof) and the terms of implementing intergovernmental agreements, and legislation or rules and similar laws commonly referred to as “FATCA” generally impose a withholding of 30% on payments of U.S.-source dividends, and, beginning January 1, 2019, on sales or other disposition proceeds from our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) under FATCA have been satisfied, or an exemption from FATCA applies (typically certified as to by the delivery of a properly completed IRS Form W-8). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Prospective investors should consult their tax advisers regarding the effects of FATCA on their investment in our common shares.

U.S. Federal Estate Tax

The estates of nonresident alien individuals generally are subject to U.S. federal estate tax on property with a U.S. situs. Because we are a U.S. corporation, our common stock will be U.S. situs property and therefore will be included in the taxable estate of a nonresident alien decedent, unless an applicable estate tax treaty between the United States and the decedent’s country of residence provides otherwise.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR NON-U.S. HOLDER. EACH PROSPECTIVE NON-U.S. HOLDER IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE COMMON SHARES IN LIGHT OF THE NON-U.S. HOLDER’S OWN CIRCUMSTANCES.

UNDERWRITING

We and the selling stockholders have entered into an underwriting agreement with the underwriter. Subject to the terms and conditions of the underwriting agreement, the selling stockholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase, the number of shares of common stock listed in the following table:

Name	Number of Shares
Credit Suisse Securities (USA) LLC	13,090,155

The underwriter is committed to purchase all the shares of common stock offered by the selling stockholders if they purchase any shares.

The underwriter has agreed to purchase the shares of our common stock from the selling stockholders at a price of $16.00 per share, which will result in $209,442,480 of proceeds to the selling stockholders before expenses. The underwriter proposes to offer the shares of common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. In connection with the sale of the shares of common stock offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom it may act as agents or to whom it may sell as principal.

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $270,000. We have agreed to reimburse the underwriter for expenses related to the clearing of this offering with the Financial Industry Regulatory Authority, Inc. (“FINRA”) in an amount up to $25,000. Such reimbursement is deemed to be underwriting compensation by FINRA.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on the web site maintained by the underwriter. The underwriter may agree to allocate a number of shares to itself for sale to its online brokerage account holders. Internet distributions will be allocated by the underwriter to itself on the same basis as other allocations.

Lock-up

We have agreed that we will not (1) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock (other than filings on Form S-8 relating to our employee benefit plans), or (2) enter into any swap or other arrangement that transfers all or a portion, directly or indirectly, of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions described in clause (1) or (2) above are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of the underwriter, for a period of 30 days after the date of this prospectus, subject to certain exceptions.

Our directors, executive officers and the selling stockholders have entered into lock-up agreements with the underwriter prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 30 days after the date of this prospectus, may not, without the prior written consent of the underwriter, (1) directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors, executive officers, managers and members in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or (2) enter into any swap or other agreement that transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise.

We and the selling shareholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

Listing

Shares of our common stock are listed on the NYSE under the symbol “MCRN.”

Price stabilization and short positions

In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriter of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Notice to prospective investors in United Kingdom

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling with Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), from and including the date on which the European Union Prospectus Directive (the “EU Prospectus Directive”) was implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of securities described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of securities described in this prospectus may be made to the public in that Relevant Member State at any time:

•	to any legal entity which is a qualified investor as defined under the EU Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the underwriter for any such offer; or

•	in any other circumstances falling within Article 3(2) of the EU Prospectus Directive,

•	provided that no such offer of securities described in this prospectus shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression “EU Prospectus Directive” means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The underwriter and its affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, the underwriter and its affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Notice to prospective investors in Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to prospective investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Notice to prospective investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to prospective investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to prospective investors in the Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement or the accompanying prospectus. The shares to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to prospective investors in Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Other relationships

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

The underwriter and its affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. The underwriter is a lender under certain of our credit facilities.

In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The underwriter acted as an underwriter in connection with our initial public offering in June 2015 and our February 2017, May 2017 and August 2017 secondary public offerings of our common stock.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Ropes & Gray, LLP, Boston, Massachusetts. Certain legal matters relating to the shares of common stock offered hereby will be passed upon on behalf of the underwriter by Latham & Watkins LLP, New York, New York.

EXPERTS

The consolidated financial statements of Milacron Holdings Corp. appearing in Milacron Holdings Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2016 (including the schedule appearing therein) and the effectiveness of Milacron Holdings Corp.’s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock being offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. For further information with respect to us and the shares of our common stock, reference is made to the registration statement and the exhibits and schedules filed as a part thereof. Statements contained in this prospectus supplement or the accompanying prospectus as to the contents of any contract or other document are not necessarily complete. We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, we are required to file annual, quarterly and current reports, proxy statements, and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. These materials may also be accessed electronically from the SEC’s website, www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus supplement. We incorporate by reference into this prospectus supplement and the accompanying the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01, or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus supplement or the accompanying prospectus, until the termination of this offering. We hereby incorporate by reference the following documents:

•	Our annual report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 28, 2017;

•	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017, and September 30, 2017, filed with the SEC on May 3, 2017, August 3, 2017, and November 2, 2017, respectively;

•	The information in our proxy statement filed on March 16, 2017, to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2016;

•	Our Current Reports on Form 8-K filed with the SEC on February 2, 2017, February 21, 2017, April 13, 2017, April 17, 2017, April 27, 2017 (with respect to that portion filed under Item 5.07), May 3, 2017, May 8, 2017, June 26, 2017, July 28, 2017, August 11, 2017, October 25, 2017, and November 7, 2017; and

•	The description of our common stock contained in the Registration Statement on Form 8-A, as filed with the SEC on June 9, 2015, and any amendment or report filed with the SEC for the purpose of updating such description.

You may request a copy of these filing, at no cost, by writing or telephoning us at:

Secretary

Milacron Holdings Corp.

10200 Alliance Road, Suite 200

Cincinnati, OH 45242

Phone: (513) 487-5000

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.milacron.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus supplement or the accompanying prospectus.

Milacron Holdings Corp.

Common Stock

The selling stockholders to be named in a prospectus supplement may offer and sell from time to time, in one or more series or issuances and on terms that will be determined at the time of the offering, shares of common stock of Milacron Holdings Corp. We will not receive any proceeds from the sale of shares by the selling stockholders.

This prospectus describes the general manner in which the shares of our common stock may be offered and sold by the selling stockholders. The identity of, and specific information required with respect to, the selling stockholders, and the specific manner in which shares of common stock may be offered and sold will be described in a supplement to this prospectus.

You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement before you purchase any of the securities offered hereby.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “MCRN.” The last reported sale of our common stock on the NYSE on August 8, 2017 was for $17.55 per share.

Investing in our common stock involves risk. See “Risk Factors” beginning on page 2 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated August 9, 2017

We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement are an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement is current only as of the date of the applicable document.

i

ABOUT THIS PROSPECTUS

Unless otherwise stated in this prospectus, references to “we,” “our,” “us,” “Milacron” and the “Company” and similar terms refer to Milacron Holdings Corp. and its consolidated subsidiaries; references to “Milacron Holdings” refer to Milacron Holdings Corp.; and references to “Milacron LLC” refer to Milacron LLC, our wholly owned subsidiary.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”), as a “well-known seasoned issuer” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this shelf registration process, the selling stockholders may from time to time sell shares of our common stock in one or more offerings. This prospectus provides you with a general description of our common stock. Each time the selling stockholders sell shares of common stock under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts and prices of the shares of common stock offered and information about the selling stockholders. A prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. Before making your investment decision, you should read both this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information”.

RISK FACTORS

Investing in shares of our common stock involves a high degree of risk. See “Item IA. Risk Factors” in our most recent Annual Report on Form I0-K incorporated by reference in this prospectus and in any subsequent Quarterly Report on Form I0-Q and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase shares of our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into it contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in or incorporated by reference in this prospectus are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Examples of forward-looking statements include, but are not limited to, statements we make regarding (1) our belief that our cash and cash equivalents, cash flow from operations and borrowings under our senior secured asset-based revolving credit facility and other foreign lines of credit will provide us adequate cash to fund the operating needs, working capital, capital expenditure, debt service and other requirements for our business for the foreseeable future; (2) estimated capital expenditures for future periods; and (3) estimated cost savings and opportunities to drive margin improvements.

The forward-looking statements contained in or incorporated by reference in this prospectus are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus and the documents incorporated by reference into this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements. We believe these factors include, but are not limited to:

•	demand for our products being significantly affected by general economic conditions;

•	any decline in the use of plastic;

•	the competitiveness of the industries in which we operate and the financial resources of our competitors;

•	our ability to successfully develop and implement strategic initiatives to increase cost savings and improve operating margins;

•	increases in our cost structure, including the cost of raw materials, components and parts and any disruption in our supply chain;

•	unfavorable international political, regulatory, labor and tax conditions;

•	the rate of economic development and growth in emerging markets;

•	our exposure to currency translation risk and currency transaction risk;

•	our ability to develop new products and respond to technological changes in our industry;

•	the effect of business disruptions, security threats and security breaches;

•	our ability to adequately protect our intellectual property and proprietary rights;

•	our inability to convert backlog and open orders into revenue;

•	our inability to satisfy orders on a timely basis and maintain production at our facilities;

•	the failure of our products to perform and meet customer requirements or expectations;

•	potential responsibilities and costs under environmental laws;

•	work stoppages or unionization activities;

•	tax uncertainties and limits on our ability to use our net operating loss carryforwards;

•	downturns in the economy and disruptions in the financial and credit markets;

•	our ability to maintain and enhance our brand and reputation;

•	potential responsibilities and costs under anti-corruption statutes and U.S. regulations;

•	our substantial indebtedness;

•	significant operating and financial restrictions under our credit agreements and indentures; and

•	risks related to our capital structure and ownership.

The above is not a complete list of factors or events that could cause actual results to differ from our expectations, and it is not possible for us to predict all of them. Important factors that could cause actual results to differ materially from our expectations are more fully described in our other filings with the SEC, including in the “Risk Factors” section of our most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q, each of which are incorporated by reference in this prospectus, and in the “Risk Factors” section in the applicable prospectus supplement. See “Where You Can Find More Information.”

Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. We caution you therefore against relying on these forward-looking statements.

Any forward-looking statement made by us in this prospectus and in the documents incorporated herein by reference speaks only as of the date on which we make it. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

DESCRIPTION OF CAPITAL STOCK

General

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. The following is a description of the material terms of our second amended and restated certificate of incorporation and amended and restated bylaws, which description is qualified in its entirety by reference to our second amended and restated certificate of incorporation and amended and restated bylaws. Copies of these documents have been filed with the SEC as exhibits to our registration statement, of which this prospectus forms a part.

Common Stock

As of June 30, 2017, there were 69,242,045 shares of our common stock outstanding and held of record by approximately 28 stockholders. Holders of our common stock are entitled to the following rights.

Voting Rights

Directors are elected by a plurality of the votes entitled to be cast. Our stockholders do not have cumulative voting rights. Except as otherwise provided in our second amended and restated certificate of incorporation or as required by law, all matters to be voted on by our stockholders other than matters relating to the election and removal of directors must be approved by a majority of the shares present in person or by proxy at the meeting and entitled to vote on the subject matter or by a written resolution of the stockholders representing the number of affirmative votes required for such matter at a meeting.

Dividend Rights

Holders of common stock will share equally in any dividend declared by our Board, subject to the rights of the holders of any outstanding preferred stock.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably and proportionally in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Other Rights

Our stockholders have no preemptive or other rights to subscribe for additional shares. All holders of our common stock are entitled to share equally on a share-for-share basis in any assets available for distribution to common stockholders upon our liquidation, dissolution or winding up. All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid and nonassessable.

Preferred Stock

Our Board is authorized to provide for the issuance of preferred stock in one or more series or classes and to fix the preferences, powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference and to fix the number of shares to be included in any such series without any further vote or action by our stockholders. Any preferred stock so issued may rank senior to our common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. In addition, any such shares of preferred stock may have class or series voting rights. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our common stock.

Registration Rights

On July 8, 2013, we, affiliates of CCMP Capital Advisors, LP (collectively referred to as “CCMP”), affiliates of Alberta Investment Management Corporation (collectively referred to as “AIMCo”), certain of our management investors and Ira Boots entered into an Amended and Restated Stockholders Agreement (the “Stockholders Agreement”). The Stockholders Agreement contains provisions relating to the right to require us to register their shares under the Securities Act, and to participate in future registrations of securities by us, under the circumstances described below.

Demand Registration Rights

CCMP has the right to demand an unlimited number of times that we use our best efforts to effect the registration of registerable shares (as defined in the Stockholders Agreement) of our common stock under the Securities Act. These registrations rights are subject to customary specified conditions and limitations, including that the gross offering price of all registerable shares would be no less than $10,000,000.

Piggyback Registration Rights

If we propose for any reason to register any shares of our common stock under the Securities Act, either for our own account or for the account of another person, then certain stockholders party to the Stockholders Agreement, including CCMP and AIMCo, will be entitled to notice of the registration and will be entitled to include their shares of common stock in the registration statement. These piggyback registration rights are subject to customary specified conditions and limitations, including the right of the underwriters, if any, to limit the number of shares included in any such registration under specified circumstances.

Anti-takeover Provisions

Our second amended and restated certificate of incorporation and amended and restated bylaws contain provisions that delay, defer or discourage transactions involving an actual or potential change in control of us or change in our management. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board the power to discourage transactions that some stockholders may favor, including transactions in which stockholders might otherwise receive a premium for their shares or transactions that our stockholders might otherwise deem to be in their best interests. Accordingly, these provisions could adversely affect the price of our common stock.

Board Composition

We have a classified board of directors, in which our Board is divided into three classes, with one class being elected at each annual meeting of stockholders. Each director will serve a three-year term, with termination staggered according to class. As a result, it may discourage third-party proxy contests, tender offers or attempts to obtain control of us even if such changes would be beneficial to us and our stockholders.

Our second amended and restated certificate of incorporation provides that directors may only be removed for cause by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock then entitled to vote on the election of directors voting together as a single class. Furthermore, any vacancy on our Board, however occurring, including a vacancy resulting from an increase in the size of our Board, may only be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our amended and restated bylaws provide that, special meetings of the stockholders may be called at any time, but only by or at the direction of a majority of the directors then in office, the chairperson of the Board or the chief executive officer. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of our company.

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board or a committee of our Board. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with the advance notice requirements of directors, which may be filled only by a vote of a majority of directors then in office, even though less than a quorum, and not by the stockholders. Our amended and restated bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

No Stockholder Action by Written Consent

Our second amended and restated certificate of incorporation provides that, subject to the rights of any holders of preferred stock to act by written consent instead of a meeting, stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent instead of a meeting, unless the action to be taken by written consent of stockholders and the taking of this action by written consent has been expressly approved in advance by our Board. Failure to satisfy any of the requirements for a stockholder meeting could delay, prevent or invalidate stockholder action. The effect of this provision is that CCMP’s affirmative vote with respect to the common stock of the Company that they hold would be required for any stockholder action by written consent.

Section 203 of the DGCL

Our second amended and restated certificate of incorporation provides that the provisions of Section 203 of the DGCL, which relate to business combinations with interested stockholders, do not apply to us, until the moment in time, if ever, immediately following the time at which both of the following conditions exist: (i) Section 203 by its terms would, but for the terms of our second amended and restated certificate of incorporation, apply to us and (ii) there occurs a transaction following the consummation of which CCMP and its affiliates no longer own at least 5% or more of our issued and outstanding common stock entitled to vote. Our second amended and restated certificate of incorporation provides that, at such time, we will automatically become subject to Section 203 of the DGCL. Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a business combination transaction with an interested stockholder (a stockholder who owns more than 15% of our common stock) for a period of three years after the interested stockholder became such unless the transaction fits within an applicable exemption, such as Board approval of the business combination or the transaction that resulted in such stockholder becoming an interested stockholder. These provisions would apply even if the business combination could be considered beneficial by some stockholders. Although we have elected to opt out of the statute’s provisions, we could elect to be subject to Section 203 in the future.

Exclusive Forum

Our second amended and restated certificate of incorporation provides that, subject to certain exceptions, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or any wrongdoing by, any director, officer or employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the second amended and restated certificate of incorporation or the bylaws of the Company, (iv) any action to interpret, apply, enforce or determine the validity of the Company’s second amended and restated certificate of incorporation or bylaws or (v) any action asserting a claim governed by the internal affairs doctrine. However, it is possible that a court could rule that this provision is unenforceable or inapplicable.

Corporate Opportunities

Our second amended and restated certificate of incorporation provides that directors appointed by CCMP or AIMCo do not have any obligation to offer us an opportunity to participate in business opportunities presented to CCMP and AIMCO even if the opportunity is one that we might reasonably have pursued (and therefore may be free to compete with us in the same business or similar businesses), and that, to the extent permitted by law, CCMP will not be liable to us or our stockholders for breach of any duty by reason of any such activities.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without any further vote or action by our stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Listing

Our common stock is listed on the NYSE under the symbol “MCRN.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION

The selling stockholders may sell shares of our common stock in any of the ways described below or in any combination thereof:

•	to or through underwriters or dealers;

•	through one or more agents; or

•	directly to purchasers or to a single purchaser.

The distribution of shares of our common stock by the selling stockholders may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time we offer and sell securities covered by this prospectus, we will make available a prospectus supplement or supplements. Each prospectus supplement will describe the method of distribution of the shares of our common stock and any applicable restrictions.

Each prospectus supplement will describe the terms of the offering of shares of our common stock, including the following:

•	the name or names of any underwriters, dealers or agents and the number of shares of common stock underwritten or purchased by each of them;

•	if a fixed price offering, the public offering price of the shares of common stock and the proceeds to the selling stockholders;

•	any discounts, commissions or concessions allowed or reallowed or paid to underwriters, dealers or agents, and other items constituting underwriters’, dealers’ or agents’ compensation;

•	any options under which underwriters may purchase additional securities;

•	any delayed delivery arrangements; and

•	information about the selling stockholders, including the relationship between the selling stockholders and us.

Any offering price and any discounts or concessions allowed or reallowed or paid to dealers will be specified in the applicable prospectus supplement and may be changed from time to time.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the shares of common stock being offered thereby.

The selling stockholders may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from the selling stockholders pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, underwriters and other third parties described above may be entitled to indemnification by us and the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us and the selling stockholders with respect to payments which the agents, underwriters or third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us or the selling stockholders in the ordinary course of business. We and the selling stockholders may also use underwriters or such other third parties with whom we or such selling stockholders have a material relationship. We and the selling stockholders will describe the nature of any such relationship in the applicable prospectus supplement.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in shares of our common stock. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of shares of our common stock may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.

Our common stock is listed on the NYSE. Underwriters may make a market in shares of our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market in shares of our common stock.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of shares of our common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the shares of common stock originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of shares of our common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

There can be no assurance that the selling stockholders will sell any of the shares of our common stock registered pursuant to the registration statement of which this prospectus or any applicable prospectus supplement forms a part.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Ropes & Gray, LLP, Boston, Massachusetts. Certain legal matters relating to the shares of common stock offered hereby will be passed upon on behalf of the underwriter(s) by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Milacron Holdings Corp. appearing in Milacron Holdings Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2016 (including the schedule appearing therein) and the effectiveness of Milacron Holdings Corp.’s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such report given the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of our common stock being offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the shares of our common stock, reference is made to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information we file with it, which means that we can disclose important information to you by referring to these documents. The information incorporated by reference is considered to be part of this prospectus and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01, or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement. We hereby incorporate by reference the following documents:

•	Our annual report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 28, 2017;

•	Our quarterly reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, filed with the SEC on May 3, 2017 and August 3, 2017, respectively;

•	The information in our proxy statement filed on March 16, 2017, to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2016;

•	Our Current Reports on Form 8-K filed with the SEC on February 2, 2017, February 21, 2017, April 13, 2017, April 17, 2017, April 27, 2017 (with respect to that portion filed under Item 5.07), May 3, 2017, May 8, 2017, June 26, 2017, and July 28, 2017; and

•	The description of our common stock contained in the Registration Statement on Form 8-A, as filed with the SEC on June 9, 2015, and any amendment or report filed with the SEC for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at:

Secretary

Milacron Holdings Corp.

10200 Alliance Road, Suite 200

Cincinnati, OH 45242

Phone: (513) 487-5000

Copies of the filings are also available, without charge on the SEC’s website, www.sec.gov, and on our website, www.milacron.com, as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

Milacron Holdings Corp.

13,090,155 Shares

Common Stock

PROSPECTUS SUPPLEMENT

Credit Suisse

November 16, 2017